UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2012

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739	84-0962308
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

As previously disclosed, on September 18, 2012, Ramtron International Corporation (the “Company” or “Ramtron”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cypress Semiconductor Corporation, a Delaware corporation (“Cypress”), and Rain Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Cypress (“Purchaser”), pursuant to which, among other things, Cypress caused Purchaser to amend its June 21, 2012 offer to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), including associated preferred stock purchase rights (the “Rights” and, together with the Company Common Stock, the “Shares”), for $3.10 per Share (the “Offer Price”), net to the seller in cash (as amended, the “Offer”).

On October 10, 2012, Cypress announced that the initial offering period had expired at midnight, New York City time, and that the depositary for the Offer advised Cypress that a total of 23,290,666 Shares were validly tendered and not withdrawn prior to the expiration of the initial offering period, representing, together with Shares beneficially owned by Cypress, approximately 70% of the Shares outstanding. An additional 559,785 Shares were tendered subject to guaranteed delivery procedures, representing approximately 2% of the Shares outstanding. All Shares that were validly tendered in the initial offering period and not withdrawn were accepted for payment by Purchaser on October 10, 2012.

On October 10, 2012, Cypress also announced that it had commenced a subsequent offering period for all remaining untendered Shares. The subsequent offering period will expire at 5:00 p.m., New York City time, on Wednesday, October 17, 2012, unless extended. The same Offer Price per Share offered in the initial offering period of the Offer will be paid to holders of Shares who tender their Shares during the subsequent offering period. Purchaser will immediately accept for payment all Shares validly tendered during this subsequent offering period, and payment will be made promptly after acceptance in accordance with the terms of the Offer. During the subsequent offering period, Shares cannot be delivered by the guaranteed delivery procedure and tendering stockholders will not have withdrawal rights. No Shares tendered during the initial offering period may be withdrawn during the subsequent offering period.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on September 19, 2012.

The information set forth below in Item 5.02 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that, after the consummation of the Offer and at all times thereafter, Purchaser is entitled to elect or designate such number of directors (the “Cypress Designees”) to the Company’s Board of Directors (the “Board”), rounded up to the next whole number, as will give Purchaser representation on the Board equal to the product of the total number of Ramtron’s directors (after giving effect to any increase in the number of directors pursuant to the Merger Agreement) multiplied by the percentage that the aggregate number of Shares purchased by Purchaser in the Offer bears to the total number of Shares outstanding.

In accordance with the terms of the Merger Agreement, effective as of October 10, 2012, each of Eric A. Balzer, Eric Kuo and James E. Doran resigned from the Board. The following three directors will continue to serve on the Board as Continuing Directors (as defined below) until the effective time of the merger: William G. Howard, Jr., William L. George and Theodore J. Coburn. In addition, effective as of October 10, 2012, the Board fixed the size of the Board at nine directors, and appointed the following Cypress Designees as members of the Board: T.J. Rodgers, Brad W. Buss, Dana C. Nazarian, Neil Weiss, Cathal Phelan and Thomas Surrette. Each of the Cypress Designees are officers of Cypress or one of its subsidiaries and additional biographical and other information about the Cypress Designees was previously disclosed in the Information Statement comprising Annex B to Amendment No. 5 to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on September 25, 2012 (the “Schedule 14D-9”) and is incorporated herein by reference. In addition, subject to the terms of the Merger Agreement, Purchaser is entitled to have its designees appointed to the appropriate committees of the Board. No decision regarding membership by the Cypress Designees on any committees of the Board has been made as of the date of this report.

Following the election or appointment of the Cypress Designees and prior to the effective time of the merger of Purchaser and the Company, any amendment or termination of the Merger Agreement requiring action by the Board, any extension of time for the performance of any of the obligations or other acts of Cypress or Purchaser under the Merger Agreement, any waiver of compliance with any of the agreements or conditions under the Merger Agreement that are for the benefit of the Company, any exercise of the Company’s rights or remedies under the Merger Agreement, any action to seek to enforce any obligation of Cypress or Purchaser under the Merger Agreement (or any other action by the Board with respect to the Merger Agreement or the merger if such other action adversely affects, or could reasonably be expected to adversely affect, any of the holders of Shares other than Cypress or Purchaser) may only be authorized by, and will require the authorization of, a majority of the directors of the Company then in office who are directors of the Company on the date hereof or their successors as appointed by such continuing directors (the “Continuing Directors”).

The other information required by Item 5.02 of Form 8-K is contained in the Schedule 14D-9, including the Information Statement comprising Annex B thereto, and such information is incorporated herein by reference.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on September 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Gery E. Richards
Gery E. Richards Chief Financial Officer (Principal Accounting Officer and Duly Authorized Officer of the Registrant)

Dated: October 12, 2012